DEMAND PROMISSORY NOTE

     FOR VALUE RECEIVED ELECTRIC NETWORK.COM, unconditionally promises to pay to or to the order of IFG TRUST SERVICES INC. on demand at Vancouver, BC the sum of $50,000.00 (Fifty Thousand Dollars) in US Funds, bearing 8% interest per annum.

     The principal of this Promissory Note shall be paid in US dollars without set-off or counterclaim.

     IFG Trust Services Inc. waives presentment, protest and notice of any kind in the enforcement of this Promissory Note.

Made at Vancouver, BC this 19th day of January, 2006.

ELECTRIC NETWORK.COM

Per:	/s/ John Veltheer
(Authorized Signing Officer)

IFG TRUST SERVICES INC.

Per:	/s/ Dan MacMullin
(Authorized Signing Officer)